Exhibit 15.1

May 27, 2021

The Board of Directors and Stockholders of Lowe’s Companies, Inc.

Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117

We are aware that our report dated May 27, 2021, on our review of the interim financial information of Lowe’s Companies, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended April 30, 2021, is incorporated by reference in the following Registration Statements:

Description	Registration Statement Number

Form S-3 ASR
Lowe’s Stock Advantage Direct Stock Purchase Plan	333-248600
Debt Securities, Preferred Stock, Common Stock	333-226983

Form S-8
Lowe’s 401(k) Plan	33-29772
Lowe’s Companies, Inc. Directors’ Stock Incentive Plan	33-54497
Lowe’s Companies, Inc. 1994 Incentive Plan	33-54499
Lowe’s Companies, Inc. 1997 Incentive Plan	333-34631
Lowe’s Companies, Inc. Directors’ Stock Option Plan	333-89471
Lowe’s Companies Benefit Restoration Plan	333-97811
Lowe’s Companies Cash Deferral Plan	333-114435
Lowe’s Companies, Inc. 2006 Long-Term Incentive Plan	333-138031; 333-196513
Lowe’s Companies Employee Stock Purchase Plan - Stock Options for Everyone	333-36096; 333-143266; 333-181950
Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan	333-249586

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina